U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LAZYDAYS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-4183498
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6130 Lazy Days Blvd. Seffner, FL	33584
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Common stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock of Lazydays Holdings, Inc. (the “Company”). The description of the common stock contained under the heading “Description of Holdco Securities” in the registration statement initially filed with the Securities and Exchange Commission on November 22, 2017, as amended from time to time (File No. 333-221723) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Index to Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 27, 2017, by and among Andina Acquisition Corp. II, Andina II Holdco Corp., Andina II Merger Sub Inc., Lazy Days’ R.V. Center, Inc. and A. Lorne Weil (incorporated by reference to Exhibit 2.1 of the Company’s Form S-4 filed on November 22, 2017).

3.1	Form of Amended and Restated Certificate of Incorporation of Lazydays Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Form S-4 filed on November 22, 2017).

3.2	Form of Bylaws of Lazydays Holdings, Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Form S-4 filed on November 22, 2017).

4.1	Specimen Common Stock Certificate of Lazydays Holdings, Inc. (incorporated by reference to Exhibit 4.5 of the Company’s Form S-4 filed on November 22, 2017).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LAZYDAYS HOLDINGS, INC.

Date: March 15, 2018	By:	/s/ William Murnane
William Murnane
Chief Executive Officer

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